Exhibit 16.1

January 30, 2015

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Calpian, Inc.

File No.: 000-53997

Dear Sir or Madam:

We have read Item 4.01 in the Form 8-K of Calpian, Inc., dated January 30, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Montgomery Coscia Greilich LLP